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                                                                     EXHIBIT 4.2


                         DIMENSION CAPITAL CORPORATION


                        1993 Employee Stock Option Plan

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                            DIMENSION CAPITAL CORP.


                        1993 Employee Stock Option Plan


     Dimension Capital Corporation, a Nevada corporation (the "Company"), hereby adopts this 1993 Employee Stock Option Plan of Mountain Diagnostics, Inc. (the "Plan"), this 5th day of November, 1993, under which options and/or stock appreciation rights may be granted from time to time to eligible employees of the Company or its subsidiaries to purchase shares of the Company on the terms and conditions set forth herein.

     1.  Purpose of the Plan
         -------------------

     The Plan is intended to aid the Company in maintaining and developing a management team and attracting qualified employees capable of assuring the future success of the Company. It is designed to aid the Company in retaining the services of executives and employees and in attracting new management personnel when needed for future operations and growth and to provide such personnel with an incentive to remain employees of the Company, to use their best efforts to promote the success of the Company's business, and to provide them with an opportunity to obtain or increase a proprietary interest in the Company. The above aims will be effectuated through the granting of options (hereinafter called "Options") to such employees to purchase shares of the Company's stock on a favorable basis and/or stock appreciation rights ("SARs"), subject to the terms and conditions of this Plan. It is intended that the Options issued pursuant to this Plan include, where designated as such at the time of the grant, options which qualify as Incentive Stock Options within the meaning of (S)422A of the Internal Revenue Code ("Incentive Options").

     2.  Shareholder Approval
         --------------------

     The Plan shall become effective only at such time as it has been adopted by the board of directors of the Company (the "Board") and approved by the Company's shareholders in the manner set forth below.

          (a) The Plan shall be adopted by the Board in a manner consistent with the Company's articles of incorporation and bylaws.

          (b) Within twelve (12) months after the Plan has been adopted by the Board, the Plan shall be approved by those shareholders of the Company who are entitled to vote on such matters at a duly held shareholders' meeting by the vote of the holders of a majority of the issued and outstanding stock in attendance, in person or by proxy, at such meeting or by the unanimous written consent of the holders of all of the issued and outstanding stock of the Company, all in the manner set forth in the Company's articles of incorporation and bylaws and as otherwise provided by statute or at law.

          (c) In the event the Plan is so approved, the secretary of the Company shall, as soon as practicable following the date of final approval, prepare and attach to this Plan certified copies of all relevant resolutions adopted by the shareholders and the Board.
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     In the event the Plan is not approved by the shareholders within the time period set forth above, the Plan shall not become effective, shall be deemed to be of no further force or effect, and shall not be relied on by the shareholders, the Board, the Company, its agents, employees, or any other person.

     3.   Administration of the Plan
          --------------------------

     the Plan shall be administered by (or only in accordance with the recommendation of) the Board or an Option Committee of the Board or by another committee appointed by the Board (the "Committee") in each instance consisting of not less than three persons. At such time that the Company becomes subject to the reporting requirements of section 12(g) of the Securities and Exchange Act of 1934, as amended, the Board may require that such committee be comprised of not less than three disinterested persons, none of whom shall be employees of the Company who are, or who have been at any time within the preceding year, eligible to participate in the Plan or any other plan of the Company entitling participants to acquire stock, options to acquire stock, or appreciation rights of the Company or its subsidiaries or affiliates. The Board may remove or add members to the Committee and the Board or the remaining members of the Committee shall fill any vacancies that occur. Any director of the Company may from time to time make recommendations to the Board or Committee with respect to employee(s) to be considered and the amount of stock to be subject to each Option. Options can be approved only by a majority vote of the members of the Committee or a majority vote of the members of the Board who are disinterested with respect to the Option under consideration.

     The interpretation and construction of the terms of the Plan or any Option by the Committee or the Board shall be final and binding on all participants in the Plan. No member of the Board or any Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option.

     4.   Shares of Stock Subject to the Plan
          -----------------------------------

     At the time of granting any Option under the terms of this Plan, there will be reserved for issuance on the exercise of the Option (subject to the provisions of section 9) the number of shares of common stock of the Company, par value $0.001 per share (hereinafter called the "Common Stock"), subject to such Option. The Company may reserve either authorized but unissued shares or issued shares that have been reacquired by the Company. A total of 200,000 shares may be subject to or issued under Options granted pursuant to the Plan. Any shares subject to an Option under the Plan, which Option for any reason expires or is terminated unexercised as to such shares, may be reserved for issuance under future Options.

     5.   Eligibility
          -----------

     Options under the Plan may be granted to executive officers and other employees of the Company or its subsidiaries, as may be existing from time to time, in the amounts, and subject to the restrictions, set forth in this Plan. Options may be granted only to employees of the Company or its subsidiaries and only in connection with that employee's employment by the

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Company or the subsidiary.  Notwithstanding the above, directors may be granted
Options under the Plan, subject to, and to the extent permitted by, applicable tax statutes and regulations.

     6.   Term of Option and Certain Limitations on Right to Exercise Option
          ------------------------------------------------------------------

          (a) Each Option shall have the term established by the Board or Committee at the time the Option is granted, but in no event shall such term exceed ten (10) years (five years for Incentive Options granted to ten-percent shareholders).

          (b) The term of the Option, once it is granted, may be reduced only as provided for in section 11 in connection with the termination of employment or death of the optionee.

          (c) The exercise of any Option shall be contingent on receipt by the Company of cash, certified bank check to its order, or other consideration acceptable to the Company and, with respect to Incentive Options, permitted by (S)422A of the Internal Revenue Code and any regulations promulgated thereunder for the purchase of incentive stock options; provided, that at the discretion of the Board or the Committee at the time of grant, payment may be made in whole or in part in shares of stock of the Company, which stock shall be valued at its then fair market value as determined by the Board or Committee. Any payment approved by the Company that calls for the payment of the option price over a period of more than one year shall provide for interest, which shall not be included as part of the option price, that is equal to or exceed the imputed interest provided for in Internal Revenue Code (S)483 or any amendment or any successor section of like tenor.

          (d) No optionee or his legal representative, legatees, or distributees will be, or shall be deemed to be, a holder of any shares subject to an Option unless and until certificates for such shares are issued to him or them under the terms of the Plan and the Option. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

          (e) Options awarded under the Plan shall vest at such time or times and on such terms as the Board or Committee may determine; provided, however, that the vesting of such Options shall occur only if the grantee on the effective date of vesting is then and has continuously been an employee from the date of grant of the Option.

          (f) The Options authorized under the Plan shall contain such other provisions, including, without limitation, further restrictions on the exercise of the Option, as the Board shall deem advisable.

          (g) In no event may an Option be exercised after the expiration of its term.

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          (h)  In addition to the foregoing and notwithstanding anything to the contrary contained in this Plan, each Incentive Option must meet the following further requirements:

               (i) No Incentive Option may be granted under the Plan to any employee that owns (either of record or beneficially) stock possessing more than ten percent (10%) of the combined voting power of the Company or any parent or subsidiary corporation unless both the exercise price is at least one hundred and ten percent (110%) of the fair market value of the Common Stock on the date the Option is granted and the Incentive Option by its terms is not exercisable more than five years after the date it is granted.

               (ii) The aggregate fair market value (determined as of the date the Option is granted) of the shares of Common Stock with respect to which Incentive Options are exercisable for the first time by any individual during any calendar year under the Plan (and all other plans of the Company and its subsidiaries) may not exceed $100,000.

               (iii) Any employee acquiring shares of Common Stock pursuant to any Incentive Option granted under this Plan shall not sell, transfer, or otherwise convey the stock until after the date on which both two years have elapsed from the date the Incentive Option was granted and one year has elapsed from the date the stock was acquired by the Employee pursuant to the exercise of the Incentive Option.

               (iv) No Incentive Option may be exercised unless the optionee was, within three months of such exercise, and had been since the date the Incentive Option was granted, an eligible employee of the Company as defined in section 5, unless the optionee dies during such three-month period, provided, an Incentive Option may be exercised by any optionee who ceases employment due to a disability as defined in Internal Revenue Code (S)105(d)(4) or any amendment to that section or any successor section of like tenor within 12 months of such termination. An authorized absence or leave approved by the Board shall not be considered an interruption of employment for any purpose under the Plan.

               (v) All Incentive Options shall be deemed to contain such limitations and restrictions as are necessary to conform to the requirements for "incentive stock options" as defined in (S)422A of the Internal Revenue Code, or any amendment or successor statute of like tenor.

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     7.   Option Price
          ------------

     The exercise price of each Option issued under the Plan shall be determined by the Board or Committee on or before the date the Option is granted, but in no event shall such exercise price be an amount less than the fair market value of the Common Stock on the date such Option is granted for Incentive Options (one hundred and ten percent (110%) of fair market value for Incentive Options granted to ten-percent shareholders).

     8.   Stock Appreciation Rights
          -------------------------

     The Board or Committee, at the time of granting any Option under the terms of this Plan, shall have the authority to grant stock appreciation rights with respect to all or some of the shares of Common Stock covered by such Option pursuant to which the optionee shall have the right to surrender all or part of such stock Option and thereby obtain payment of an amount equal to the difference between the aggregate Option price of the shares surrendered and the fair market value of such shares on the date of surrender; provided, however, that the optionee shall not have such right to surrender and obtain payment during the first six months of the term of such Option and right, except in the event of death or disability during the first six months of the term of such Option and right, except in the event of death or disability of optionee during such six-month period. Such payment may be made by the Company in Common Stock (at its fair market value on the date of the notice of exercise, as determined by the Board or Committee) or in cash, or partly in such stock and partly in cash, as the Company may determine. Any stock appreciation rights granted under the terms of this section may be exercised only when, and only to the extent that, the optionee is entitled to exercise all or a portion of the underlying Option. The terms of any appreciation rights granted shall, within the provisions of this Plan, be established by the Board or Committee at the time of grant, and any rights created thereby can only be transferred in connection with the transfer of the underlying Option and shall be subject to all the restrictions set forth in section 10 of this Plan. stock appreciation rights may only be exercised at a time when the fair market value of the stock subject to the Option exceeds the exercise price of the Option.

     9.   Dilution or Other Adjustment
          ----------------------------

     In the event that shares of Common Stock of the Company from time to time issued and outstanding are increased pursuant to a stock split or a stock dividend, the number of shares of Common Stock then covered by each outstanding Option granted hereunder shall be increased proportionately with no increase in the total purchase price of the shares then so covered, and the number of shares of Common Stock reserved for the purposes of the Plan shall be increased by the same proportion. In the event that the shares of Common Stock of the Company from time to time issued and outstanding are reduced by a combination of shares, the number of shares of Common Stock then covered by each outstanding Option granted hereunder shall be reduced proportionately with no reduction in the total purchase price of the shares then so covered, and the number of shares of Common Stock reserved for the purposes of the Plan shall be reduced by the same proportion. In the event that the Company should transfer assets to another corporation and distribute the stock of such other corporation without the surrender of

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Common Stock of the Company, and if such distribution is not taxable as a dividend and no gain or loss is recognized by reason of (S)355 of the Internal Revenue Code or some similar section, then the total purchase price of the shares then covered by each outstanding Option shall be reduced by an amount that bears the same ratio to the total purchase price then in effect as the market value of the stock distributed in respect of a share of the Common Stock of the Company, immediately following the distribution, bears to the aggregate of the market value at such time of a share of the Common Stock of the Company and the stock distributed in respect thereof. All such adjustments shall be made by the Board, whose determination upon the same shall be final and binding on the optionees. No fractional shares shall be issued, and any fractional shares resulting from the computations pursuant to this section shall be eliminated from the respective Option. No adjustment shall be made for cash dividends or the issuance to stockholders of rights to subscribe for additional Common Stock or other securities.

     10.  Assignment
          ----------

     No Option granted under this Plan shall be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable, during the lifetime of the employee, only by the employee to whom the Option is granted. Except as permitted by the preceding sentence, each Option granted under the Plan and the rights and privileges thereby conferred shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or similar process. On any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of the Option, or of any right or privilege conferred thereby, contrary or the provisions hereof, or on the levy of any attachment or similar process on such rights and privileges, the Option and such rights and privileges shall immediately become null and void.

     11.  Effect of Termination of Employment
          -----------------------------------

     In the event of termination of employment of an eligible employee for any reason, any Incentive Option theretofore granted to him under the Plan, to the extent not theretofore exercised by him, shall terminate three months after the date of termination of his employment unless optionee dies during such three-month period; provided, any optionee who ceases employment due to disability shall have twelve (12) months from the date his employment ceases in which to exercise any Options granted to him under the Plan.

     12.  Listing and Registration of Shares
          ----------------------------------

     Each Option shall be subject to the requirement that if any time the Board shall determine, in its sole discretion, that it is necessary or desirable to list, register, or qualify the shares covered thereby on any securities exchange or under any state or federal law or obtain the consent or approval of any governmental agency or regulatory body as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder, such Option may not be exercised in whole or in part unless and until such listing, registration, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

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     13.  Expiration and Termination of the Plan
          --------------------------------------

     The Plan may be abandoned or terminated at any time by the Board except with respect to any Options then outstanding under the Plan. No Option shall be granted pursuant to the Plan after the earlier of (i) ten (10) years after the date the Plan is adopted by the Board; or (ii) ten (10) years after the date the Plan is approved by the shareholders of the Company.


     14.  Form of Options
          ---------------

     Options granted under the Plan shall be represented by a written option agreement which shall be executed by the Company and the optionee and which shall contain the terms and conditions determined by the Board or Committee. Option agreements evidencing Incentive Options shall contain such terms and conditions, among others, as may be necessary in the Board or Committee to qualify them as Incentive Stock Options under Internal Revenue Code (S)422A.


     15.  Amendment of the Plan
          ---------------------

     The Board may at any time, and from time to time, modify and amend the Plan in any respect; provided, however, that no such amendment shall, without the approval of the shareholders: (a) increase (except in accordance with section
9) the maximum number of shares for which Options may be granted under the Plan either in the aggregate or to any individual employee; or (b) reduce (except in accordance with section 9) the minimum Option prices which may be established under the Plan; or (c) extend the period or periods during which Options may be granted or exercised; or (d) change the provisions relating to the determination of persons to whom Options shall be granted and the aggregate number of shares to be covered by such Options; or (e) change the provisions relating to adjustments to be made on changes in capitalization of the Company. The termination of any modification or amendment of the Plan shall not, without the consent of an employee, affect his rights under an Option theretofore granted to him.

     Notwithstanding any provision to the contrary contained herein, the Plan shall be deemed to be automatically amended as is necessary with respect to the issuance of Incentive Options to maintain the Plan in compliance with the provisions of (S)422A of the Internal Revenue Code, and regulations promulgated thereunder from time to time, or any amendment or successor statute thereto.

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     16.  Effective Date of the Plan
          --------------------------

     This Plan shall become effective on the date on which it has been both adopted by the Board and approved by the shareholders of the Company.



                                         ATTEST:




                                         /s/ John S. Felt
                                         -----------------------------
                                         John S. Felt, President

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